Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:	John Mongelli
Investor Relations
(770) 752-6171
John.Mongelli@choicepoint.com
ChoicePoint® Reports Record Revenue in the Third Quarter of 2005
ALPHARETTA, Ga. — October 27, 2005 — ChoicePoint Inc. (NYSE: CPS) today reported strong third quarter total revenue growth of 16 percent compared to the third quarter of 2004. Third quarter total revenue for 2005 was $274.7 million. Earnings per share (“EPS”) for the third quarter was $0.43 which included a $0.03 per share dilutive effect of specific expenses related to the fraudulent data access previously disclosed. Excluding this charge in 2005, EPS would have been $0.46, a 7 percent increase over the comparable period of 2004. Cash flow from operating activities for the quarter was $51.0 million, and $167.4 million for the nine months ended September 30, 2005.
“We continue to see strong results from our businesses. This sustained level of operating performance has given us the resources and flexibility to initiate our first share repurchase program during the quarter,” noted Derek V. Smith, Chairman and Chief Executive Officer.
Chief Administrative Officer, Steven W. Surbaugh added, “The continued strength of our personal lines and workplace solutions units along with the significant turnaround in our government business drove our results this quarter. Given these trends and underlying business momentum we are seeing, we are well positioned to close out the year with excellent results”.
Financial Highlights — Third Quarter
•	Core or service revenue (total revenue less reimbursable expenses) increased 15 percent to $267.3 million for the quarter ended September 30, 2005 from $231.5 million for the same period of 2004. Internal revenue (core revenue less revenue from acquisitions) increased 7.6 percent over 2004, driven primarily by continued strong growth in our personal lines underwriting and background screening businesses. Third quarter total revenue increased 16 percent to $274.7 million in 2005 from $237.6 million in 2004.

ChoicePoint Earnings

•	Operating income for the third quarter of 2005 was $65.0 million compared to $64.0 million for the same period of 2004. Excluding $4.0 million of other operating charges related to the fraudulent data access, operating income would have been $69.0 million for the third quarter of 2005.

•	In the third quarter of 2005, the Company recorded a pre-tax charge of $4.0 million ($2.5 million net of taxes) for specific legal expenses and other professional fees related to the fraudulent data access previously disclosed in our public filings.

•	The effective tax rate was 38.2% for the third quarter of 2005.

•	Cash flows from operating activities was $167.4 million for the nine months ended September 30, 2005 compared to $177.1 million for the same period in 2004, a decrease due primarily to approximately $10 million of incremental expenses paid in 2005 related to the fraudulent data access and the timing of quarterly tax payments. Excluding these items, cash flows from operating activities would have increased 11% for the nine months ended 2005. Capital expenditures were $50.9 million for the nine months ended September 30, 2005 compared to $38.7 million for the same period in the prior year. Net free cash flow (net cash provided by operations less capital expenditures) was $116.4 million for the nine months ended September 30, 2005, which compares to net free cash flow of $138.4 million for the same period in 2004.

•	In the third quarter, 978,100 shares were repurchased for $41.6 million at an average price of $42.51, leaving $208.4 million authorized in the Company’s buyback program.

•	Net debt (total debt less cash) at September 30, 2005, increased by $9.9 million from June 30, 2005 to $78.9 million, as the Company used its cash flow from operations to repurchase shares and fund a minority investment. The remaining debt capacity at September 30, 2005 under our committed financing lines is $416 million.
Operational Highlights
Insurance Services
•	Total revenue increased 17 percent to $106.0 million in the third quarter of 2005 compared to $90.9 million in the same period of the prior year, representing an internal revenue growth rate of 12.4 percent due primarily to strong unit growth and new product contributions in our personal lines underwriting business.

ChoicePoint Earnings

•	Operating income increased 14 percent in Insurance Services to $58.0 million for the third quarter of 2005 compared with $50.7 million for the third quarter of 2004. Operating profit margin remained strong at 54.7% for the quarter.
Business Services
•	Third quarter total revenue increased 4 percent to $97.6 million in 2005 compared to $94.0 million in the prior year. Internal revenue growth was 3.8 percent for the third quarter of 2005, primarily due to strong contributions from our backgrounds, vital records and title and property lien search businesses which offset the impact of decreased revenue from our small business public filings customers.

•	Operating income in Business Services was $21.0 million for the third quarter of 2005, consistent with $21.1 million in the same period of the prior year.
Government Services
•	Total revenue increased 83 percent to $39.5 million in the third quarter of 2005 compared to $21.6 million in the third quarter of 2004, primarily due to strong performance at our i2 Limited unit which we acquired in the first quarter of 2005, increased revenues in our public filings searches and at our Bode DNA lab. Internal revenue grew 16.8 percent for the third quarter of 2005 over the same period in 2004.

•	Operating income in Government Services was $6.4 million for the third quarter of 2005, an increase of 35 percent from $4.7 million for the comparable period of 2004. Operating profit margin in Government Services for the third quarter was 16 percent due primarily to the revenue increases discussed above.
Marketing Services
•	Total third quarter revenue for the Marketing Services segment (which includes all of the Company’s revenue from reimbursable expenses) increased 3 percent to $30.6 million in 2005 from $29.7 million in 2004 due to the increase in reimbursables revenue. Marketing Services’ core revenue for the third quarter of 2005 was $23.1 million for 2005 compared to $23.6 million in 2004. Internal revenue declined 1.9 percent for the third quarter of 2005 compared to the same period in 2004.

•	Operating income in Marketing Services was $3.8 million for the third quarter of 2005, compared with $4.6 million for the same period of 2004. Third quarter 2005 operating profit margin, as a percentage of revenue without reimbursable expenses, was 17 percent (13 percent of total revenue).

ChoicePoint Earnings

Outlook
Based on recent business trends, ChoicePoint expects full year 2005 core revenue growth in the 17 to 18 percent range and full year 2005 operating margins, excluding other operating charges, to be in the mid 25 percent to 26 percent range, depending on revenue growth and product mix.
Webcast
ChoicePoint’s third quarter results will be discussed in more detail on October 27, 2005, at 8:30 a.m. EDT via teleconference. The live audio Webcast of the call will be available on ChoicePoint’s Web site at www.choicepoint.com. There will also be a replay of the call available beginning at approximately 10:00 a.m. EDT at the same Web address.
About ChoicePoint
ChoicePoint Inc. (NYSE: CPS) is the leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks. Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while working diligently to protect personal privacy. For more information about ChoicePoint, visit the Company’s Web site at www.choicepoint.com.
Forward-Looking Statements
Certain written statements in this release and oral statements made by or on behalf of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as “should result,” “are expected to,” “we anticipate,” “we estimate,” “we project,” or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: the results of our ongoing review of fraudulent data access and other events, the impact of our decision to discontinue certain services, the results of our re-credentialing of customer accounts, the results of any litigation or government proceedings, demand for the Company’s services, product development, maintaining acceptable margins, maintaining our data supply,

ChoicePoint Earnings

maintaining secure systems including personal privacy systems, ability to minimize system interruptions, ability to control costs, the impact of federal, state and local regulatory requirements on the Company’s business, specifically the direct marketing and public filings markets and privacy matters affecting the Company and any federal or state legislative responses to identify theft concerns, the impact of competition and customer consolidations, ability to continue our long-term business strategy including growth through acquisition, ability to attract and retain qualified personnel, and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.

ChoicePoint Earnings

ChoicePoint Inc.
Financial Highlights

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2005	2004	2005	2004
Service revenue (a)	$267,261	$231,466	$779,418	$659,551
Reimbursable expenses per EITF 01-14 (b)	7,480	6,149	20,646	26,700

Total revenue	274,741	237,615	800,064	686,251

Cost of revenue	139,183	118,750	410,103	346,049
Reimbursable expenses	7,480	6,149	20,646	26,700
Selling, general and administrative expenses	59,095	48,680	168,939	135,704
Other operating charges (c)	4,006	—	15,458	—

Total costs and expenses	209,764	173,579	615,146	508,453

Operating income	64,977	64,036	184,918	177,798
Interest expense	925	885	3,247	2,222

Income before income taxes	64,052	63,151	181,671	175,576
Provision for income taxes (e)	24,468	23,998	68,699	66,838

Net income	$39,584	$39,153	$112,972	$108,738

EPS — diluted	$0.43	$0.43	$1.23	$1.19

Weighted average shares — diluted	91,934	91,542	91,980	91,100

Operating Income .	$64,977	$64,036	$184,918	$177,798
Depreciation and amortization expense	19,315	16,572	56,886	45,733

EBITDA (d)	$84,292	$80,608	$241,804	$223,531

Reconciliation to financial information excluding other operating charges (c)

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2005	2004	2005	2004
Operating income.	$64,977	$64,036	$184,918	$177,798
Add back: other operating charges (c)	4,006	—	15,458	—

Operating income before other operating charges	68,983	64,036	200,376	177,798
Interest expense	925	885	3,247	2,222

Income before income taxes & other operating charges	68,058	63,151	197,129	175,576
Provision for income taxes (e)	25,998	23,998	74,604	66,838

Income before other operating charges	$42,060	$39,153	$122,525	$108,738

Effective tax rate (e)	38.2%	38.0%	37.8%	38.1%
Earnings per share — diluted excluding other operating charges	$0.46	$0.43	$1.33	$1.19
EBITDA excluding other operating charges (d)	$88,298	$80,608	$257,262	$223,531

ChoicePoint Earnings

ChoicePoint Inc.
Financial Highlights (continued)
(a)	Service revenue excludes revenue from reimbursable expenses (see (b) below). The Company uses service revenue (also referred to as core revenue) to measure its continuing operations without the effect of reimbursable expenses.
(b)	Reimbursable expenses per Emerging Issues Task Force (“EITF”) 01-14 represent out-of-pocket expenses fully reimbursed by ChoicePoint’s customers and recorded as revenues and expenses in accordance with EITF 01-14 “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred”. As these expenses are fully reimbursed, without mark-up, by our customers and in a majority of cases prepaid by the customers, there is no impact on operating income, net income, EPS, cash flows or the balance sheet. In addition, management excludes these expenses from its revenue analysis for operational management and incentive purposes; therefore, we have separately identified these expenses and excluded their impact in our calculations of core revenue, internal revenue growth and operating margins. Other pass-through expenses such as motor vehicle registry fees will continue to be accounted for on a net basis and, as such, excluded from revenues in our financial statements in accordance with generally accepted accounting principles. Third quarter pass-through expenses totaled $186.6 million in 2005 and $164.1 million in 2004. Pass-through expenses for the nine months ended September 30 were $554.1 million in 2005 and $487.0 million in 2004.
(c)	The Company recorded other operating charges of $5.4 million in the first quarter of 2005 and $6.0 million in the second quarter of 2005 and $4.0 million in the third quarter of 2005 related to specific expenses of the fraudulent data access that has been previously disclosed. Approximately $2.0 million of the $15.5 million total charges through September 30, 2005 were for communications to, and credit reports and credit monitoring for, individuals receiving notice of the fraudulent data access and approximately $13.5 million of legal expenses and other professional fees. The Company has presented this analysis with and without these items because they represent costs that management excludes in its assessments of operating results of the business.
(d)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA before other operating charges (see note c) are not presented as substitutes for operating income, net income or cash flows from operating activities. The Company has included EBITDA and EBITDA before other operating charges (which are not measures of financial performance under generally accepted accounting principles) because such data is used by the Company to compare its performance to its competitors and to manage its on-going business and is also used by certain investors to analyze and compare companies on the basis of operating performance.
(e)	The lower effective tax rate for the nine months ended 2005 reflects a $700,000 benefit from the completion of a state tax audit in the second quarter of 2005.

(Unaudited)	Nine Months ended
	September 30,
(Dollars in thousands)	2005	2004
Cash Flow Highlights
Income from operations	$112,972	$108,738
Depreciation & amortization	56,886	45,733
Changes in assets & liabilities and other	(2,495)	22,636

Net cash provided by operations	$167,363	$177,107
Acquisitions & investments, net of cash acquired	$(119,149)	$(197,274)
Capital expenditures	(50,930)	(38,698)

Net cash used in investing activities	$(170,079)	$(235,972)
Net cash provided by financing activities	$7,152	$37,454

Key Balance Sheet Highlights	9/30/05
Total Debt	$84,270
Cash	5,377

Debt (net of cash)	$78,893
Shareholders’ Equity	$1,074,133
Days sales outstanding (adjusted for pass-through expenses)	42 days

ChoicePoint Earnings

ChoicePoint Inc.
2004 Segment Results

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Total 2004
Revenue
Insurance Services	$86,727	$88,129	$90,880	$86,989	$352,725
Business Services	75,941	87,547	94,041	92,352	349,881
Government Services	17,741	23,530	21,590	21,073	83,934
Marketing Services	22,811	23,224	23,585	23,769	93,389
Royalty	1,165	1,270	1,370	699	4,504

Service Revenue	204,385	223,700	231,466	224,882	884,433
Reimbursable Expenses per EITF 01-14	12,860	7,691	6,149	7,580	34,280

Total Revenue	$217,245	$231,391	$237,615	$232,462	$918,713

Operating Income
Insurance Services	$47,260	$48,401	$50,714	$49,340	$195,715
Business Services	14,357	17,052	21,084	20,945	73,438
Government Services	4,114	7,275	4,726	5,349	21,464
Marketing Services	4,287	4,408	4,583	5,373	18,651
Royalty	204	661	798	399	2,062
Corporate & Shared Expenses (a)	(15,951)	(18,306)	(17,869)	(17,426)	(69,552)

Operating Income	$54,271	$59,491	$64,036	$63,980	$241,778

Core Revenue Growth Rates
Insurance Services	13.9%	13.1%	16.4%	13.0%	14.1%
Business Services	18.9%	26.9%	30.5%	29.7%	26.7%
Government Services	3.5%	59.2%	43.8%	28.4%	32.5%
Marketing Services	-10.8%	-9.5%	4.2%	4.4%	-3.4%

Total operations	11.1%	18.5%	22.4%	19.3%	17.9%

Internal Revenue Growth Rates
Insurance Services	12.2%	11.4%	14.8%	10.3%	12.2%
Business Services	13.3%	9.2%	8.1%	11.0%	10.3%
Government Services	-12.8%	6.3%	-0.8%	-5.9%	-3.7%
Marketing Services	-10.8%	-9.5%	4.2%	4.4%	-3.4%

Total operations	6.9%	7.2%	9.7%	8.2%	8.0%

Operating Profit Margins
Insurance Services	54.5%	54.9%	55.8%	56.7%	55.5%
Business Services	18.9%	19.5%	22.4%	22.7%	21.0%
Government Services	23.2%	30.9%	21.9%	25.4%	25.6%
Marketing Services (b)	18.8%	19.0%	19.4%	22.6%	20.0%

Operating income as a percentage of service revenue	26.6%	26.6%	27.7%	28.5%	27.3%

Operating income as a percentage of total revenue	25.0%	25.7%	26.9%	27.5%	26.3%

ChoicePoint Earnings

ChoicePoint Inc.
2005 Segment Results

	Q1 2005	Q2 2005	Q3 2005
Revenue
Insurance Services	$99,727	$102,097	$106,042
Business Services	93,823	96,836	97,579
Government Services	35,293	36,941	39,548
Marketing Services	23,099	23,018	23,138
Royalty	797	526	954

Service Revenue	252,739	259,418	267,261
Reimbursable Expenses per EITF 01-14	6,543	6,623	7,480

Total Revenue	$259,282	$266,041	$274,741

Operating Income
Insurance Services	$54,262	$55,266	$57,981
Business Services	21,222	20,406	20,975
Government Services	5,711	3,418	6,366
Marketing Services	4,257	3,661	3,840
Royalty	770	325	506
Corporate & Shared Expenses (a)	(19,722)	(18,183)	(20,685)

Operating Income before other charges (c)	$66,500	$64,893	$68,983

Other operating charges (c)	(5,412)	(6,040)	(4,006)

Operating Income	$61,088	$58,853	$64,977

Core Revenue Growth Rates
Insurance Services	15.0%	15.8%	16.7%
Business Services	23.5%	10.6%	3.8%
Government Services	98.9%	57.0%	83.2%
Marketing Services	1.3%	-0.9%	-1.9%

Total operations	23.7%	16.0%	15.5%

Internal Revenue Growth Rates
Insurance Services	11.8%	12.7%	12.4%
Business Services	5.0%	4.3%	3.8%
Government Services	3.1%	7.0%	16.8%
Marketing Services	1.3%	-0.9%	-1.9%

Total operations	7.1%	7.0%	7.6%

Operating Profit Margins
Insurance Services	54.4%	54.1%	54.7%
Business Services	22.6%	21.1%	21.5%
Government Services	16.2%	9.3%	16.1%
Marketing Services (b)	18.4%	15.9%	16.6%
Operating income before other operating charges, percentage of service revenue (c)	26.3%	25.0%	25.8%

Operating income as a percentage of total revenue	23.6%	22.1%	23.7%

(a)	Corporate and shared expenses represent costs of support functions, research and development initiatives, incentives and profit sharing that benefit all segments.
(b)	Represents operating income as a percentage of service revenue. Operating profit margin as a percentage of total revenue was 12.0%, 14.3%, 15.4% and 17.1% for the first, second, third and fourth quarters of 2004, respectively, 14.6% for the total year 2004, and 14.4%, 12.4%, and 12.5% for the first, second, and third quarters of 2005, respectively.
(c)	The Company has presented analysis above with and without these items because they represent costs that management excludes in its assessments of operating results. See note (c) under Financial Highlights above.
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